UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2013

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 19, 2013, Biodel Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters (collectively, the “Underwriters”) named in the Underwriting Agreement for which William Blair & Company, L.L.C. is acting as representative, relating to an underwritten public offering of 4,482,760 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  All of the Shares are being sold by the Company.  The offering price to the public is $4.3500 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $4.1325 per share.  After deducting the underwriting discount and estimated offering expenses payable by the Company, the Company expects to receive net proceeds from the offering of approximately $18.3 million.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 672,414 shares of Common Stock to cover over-allotments, if any, at the same price per share.

The Shares will be issued pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission, which became effective on May 28, 2013 (File No. 333-188576).  A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on June 24, 2013, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion and consent of Hand Baldachin & Amburgey LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

1.1	Underwriting Agreement, dated June 19, 2013, among the Company and the several Underwriters named therein

5.1	Opinion of Hand Baldachin & Amburgey LLP

23.1	Consent of Hand Baldachin & Amburgey LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013

BIODEL INC.

By:  /s/ Paul S. Bavier
Paul S. Bavier, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 19, 2013, among the Company and the several Underwriters named therein

5.1	Opinion of Hand Baldachin & Amburgey LLP

23.1	Consent of Hand Baldachin & Amburgey LLP (included in Exhibit 5.1)